As filed with the Securities and Exchange Commission on January 31, 2001
                                                      Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SF HOLDINGS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                     13-3990796
(State or Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                      Identification No.)

                              373 Park Avenue South
                            New York, New York 10016
                                 (212) 779-7448
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                             SF HOLDINGS GROUP, INC.
                              SHARE INCENTIVE PLAN
                              (Full Title of Plan)

                                  Hans Heinsen
          Senior Vice President, Chief Financial Officer and Treasurer
                             SF Holdings Group, Inc.
                              373 Park Avenue South
                            New York, New York 10016
                                 (212) 779-7448
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                                Howard B. Dicker,
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Each Class of Securities to be    Amount to be   Proposed Maximum Offering     Proposed Maximum           Amount of
               Registered                  Registered(1)       Price Per Share(2)       Aggregate Offering       Registration Fee
                                                                                             Price(2)

------------------------------------------------------------------------------------------------------------------------------------
Class D Common Stock, $0.001 par value     95,995 shares             $0.00                     $0.00                  $0.00
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the book value of Registrant's Class D common stock, computed as of January 31, 2001, which book value is negative.
================================================================================

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by SF Holdings Group, Inc. (the "Company") are incorporated herein by reference as of their respective dates:

                  (a) the  Company's   Annual Report on Form 10-K for the fiscal
                      year ended September 24, 2000 (the "Form 10-K");

                  (b) the  Company's  Quarterly  Report  on  Form  10-Q  for the
                      thirteen weeks ended December 24, 2000 (the "Form 10-Q"); and

                  (c) all   other   reports  filed by the  Company  pursuant  to
                      Section 13(a)or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year covered by the annual report referred to in (a) above.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Common Stock

                  The Company is authorized to issue an aggregate of 2,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), consisting of 1,400,000 shares of Class A Common Stock, 200,000 shares of Class B Common Stock, 200,000 shares of Class C Common Stock and 200,000 shares of Class D Common Stock. As of January 31, 2001, the Company had issued and outstanding 562,583 shares of Class A Common Stock, 56,459 shares of Class B Common Stock, 39,900 shares of Class C Common Stock and no shares of Class D Common Stock. As of January 31, 2001, the Company had reserved for issuance (i) 133,494 shares of Class A Common Stock upon conversion of its Class B Series 1 preferred stock, par value $0.001 per share, (ii) 133,494 shares of Class A Common Stock upon conversion of its Class B Series 2 preferred stock, par value $0.001 per share, (iii) 56,459 shares of Class A Common Stock upon conversion of its Class B Common Stock, (iv) 135,900 shares of Class A Common Stock upon conversion of its Class C Common Stock, (v) 96,000 shares of Class C Common Stock upon exercise of certain warrants, (vi) 71,515 shares of Class A Common Stock upon exercise of certain options and (vii) 95,995 shares of Class D Common Stock upon exercise of stock options. The shares of Class A Common Stock are held by four stockholders of record and the shares of Class B are held by one shareholder of record. The rights of the holders of Class A, Class B, Class C and Class D are identical except as to voting and conversion rights.

                  Each share of Class A Common Stock is entitled to one vote per share on all matters to be voted upon by stockholders and does not have cumulative voting rights in the election of directors. The holders of Class B Common Stock are entitled to one-tenth of a vote per share on all matters voted upon by stockholders, including the election of directors, and vote together with the Class A Common Stock as a single class. However, the approval of a majority of the outstanding shares of Class B Common Stock, voting as a separate class, is required for an amendment or modification to the Company's Amended and Restated Certificate of Incorporation, as amended, which in any manner would adversely affect the powers, preferences and rights of the Class B Common Stock. The holders of Class C Common Stock and Class D Common Stock are not entitled to any vote whatsoever, except to the extent otherwise provided by law.

                  Subject to the preferences that may be applicable to the holders of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"), the holders of all classes of Common Stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by the board of directors out of funds legally available therefore and (ii) in the event of liquidation, distribution or sale of assets, dissolution or winding-up of the Company, to share ratably in the distribution of assets legally available therefor. The holders of Common Stock have no preemptive rights to subscribe for additional shares.

                  Each share of Class B Common Stock may, at any time, be converted into one share of Class A Common Stock either at the option of (i) any holder (other than any person or entity deemed to be a non-converting holder) or
(ii) a non-converting holder concurrently with a sale or transfer of his, her or its shares of Class B Common Stock to any other person or entity other than a non-converting holder.

                  Each share of Class C Common Stock may be converted into one share of Class A Common Stock, at the option of either the holder or the Company, following an underwritten initial public offering of shares of Common Stock or a refinancing of the Company's 12 3/4% Senior Secured Discount Notes due 2008 (the "Notes").

                  Each share of Class D Common Stock may be converted into one share of Class A Common Stock, at the option of either the holder or the Company, following an underwritten initial public offering of shares of Common Stock.

Preferred Stock

                  The Company has authorized to issue an aggregate of 120,000 shares of Preferred Stock, consisting of 20,000 shares of Exchangeable Preferred Stock (as defined below) and 100,000 of Class B Preferred Stock. As of January 31, 2001, the Company had issued and outstanding 3,000 shares of Exchangeable Preferred Stock, 15,000 shares of Class B Series 1 Preferred Stock and 15,000 shares of Class B Series 2 Preferred Stock.

                  Exchangeable Preferred Stock. The holders of Exchangeable Preferred Stock are entitled to receive cumulative dividends at an annual rate of 13 3/4%. Until March 12, 2003, dividends will be payable quarterly in arrears, at the Company's option, (i) in cash or (ii) by issuing shares of Exchangeable Preferred Stock with an aggregate liquidation value equal to the amount of such dividends. From and after March 12, 2003, dividends are payable quarterly in arrears in cash, subject to certain exceptions.

                  The Exchangeable Preferred Stock is convertible into subordinated indebtedness of the Company, subject to certain conditions, at the Company's option, which subordinated indebtedness has terms comparable to the Exchangeable Preferred Stock.

                  The Exchangeable Preferred Stock is required to be redeemed on March 13, 2009 at a redemption price per share, in cash, equal to the aggregate liquidation value, plus the cash value of any accrued and unpaid dividends.

                  The Company has the right but not the obligation to redeem the Exchangeable Preferred Stock, in whole or in part, (i) at any time after March 12, 2003 and (ii) prior to March 12, 2001 at any time following an underwritten initial public offering of shares of Common Stock, subject to certain restrictions, on the same terms and at comparable percentages as those applicable to the optional redemption of Notes.

                  In the event of a Change of Control (as defined below) of the Company, each holder of Exchangeable Preferred Stock has the right to require the Company to repurchase its Exchangeable Preferred Stock at a purchase price equal to 101% of the liquidation value, plus the cash value of any accrued and unpaid dividends payable in kind and the amount of any accrued and unpaid cash dividends.

                  The holders of Exchangeable Preferred Stock are not entitled to any voting rights, except as described below or as otherwise required by applicable law. In the event the Company fails to (i) pay dividends for six or more quarters, (ii) satisfy any mandatory redemption obligation, (iii) make a repurchase offer within 30 days following a Change of Control or (iv) comply with any of the covenants set forth in the indenture governing the Notes for a period of 30 days, the board of directors will be increased by two members and the holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class, will be entitled to elect two members to the board of directors. The approval of the holders of a majority of the Exchangeable Preferred Stock, voting as a separate class, is also required for
(i)  the   authorization  of  any  series  of  Preferred  Stock  senior  to  the
Exchangeable Preferred Stock, (ii) the amendment or modification of any provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Company, in a manner that would adversely affect the voting powers, designations, preferences and rights of the Exchangeable Preferred Stock and
(iii) any merger or consolidation or sale of all or substantially all of the assets of the Company if the terms of such transaction do not provide for the repurchase or redemption of all of the Exchangeable Preferred Stock.

                  For the purposes of the Exchangeable Preferred Stock, "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries (as defined in Amended and Restated Certificate of Incorporation, as amended, of the Company) taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more of the voting power of the voting stock of the Company than at that time is beneficially owned by the Principals, or (iv) the first day on which more than a majority of the directors on the board of directors of the Company are not Continuing Directors (as defined in the Amended and Restated Certificate of Incorporation, as amended, of the Company). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  For the purposes hereof, "Principals" means Dennis Mehiel, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Mr. Mehiel and/or his lineal descendants hold at least 80% of the total, combined, outstanding voting power or similar controlling interest.

                  Class B Preferred  Stock. The board of directors is authorized to issue shares of Class B Preferred Stock, from time to time, in one or more series, and to determine, among other things, with respect to each series, the powers, designations, preferences, and rights of the shares of such series and the qualifications, limitations, or restrictions thereof, including any dividend rate, redemption rights, liquidation preferences, sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications. The effects of any issuance of the Class B Preferred Stock upon the rights of holders of the Common Stock depends upon the respective powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of one or more series of Class B Preferred Stock as determined by the board of directors. Such effects might include dilution of the voting power of the Common Stock, the subordination of the rights of holders of Common Stock to share in the Company's assets upon liquidation, and reduction of the amount otherwise available for payment of dividends on Common Stock.

                  The holders of Class B Series 1 Preferred Stock are not entitled to receive dividends. The Class B Series 1 Preferred Stock is convertible, at any time, into 133,494 shares of Class A Common Stock, at the option of the holders, and is required to be redeemed March 13, 2010 at a redemption price, in cash equal to the aggregate liquidation value. The holders of the Class B Series 1 Preferred Stock are not entitled to any voting rights, except as otherwise required by law.

                  The holders of Class B Series 2 Preferred Stock are not entitled to receive dividends. The Class B Series 2 Preferred Stock is convertible, at any time, into 133,494 shares of Class A Common Stock, at the option of the holders, and is required to be redeemed March 13, 2010 at a redemption price, in cash equal to the aggregate liquidation value. The holders of the Class B Series 2 Preferred Stock are entitled to one vote for each share held by it on all matters voted upon by the stockholders, including the election of directors, and shall vote together with the holders of the Class A Common Stock and Class B Common Stock as a single class.


Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Amended and Restated Certificate of Incorporation, as amended, of the Company, provides that the Company shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify under such laws to the extent that such indemnification is permitted under such laws, as such laws may from time to time be in effect. The By-laws of the Company further provide that the Company shall indemnify any director, officer, employee or agent or the Company to the full extent permitted by law. Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify and hold harmless any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him or her in connection with, or as a result of, any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan). The indemnification provided by the Amended and Restated Certificate of Incorporation, as amended, of the Company, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, any agreement, by vote of directors or stockholders or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, shall continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The Amended and Restated Certificate of Incorporation, as amended, of the Company, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.


                  Insofar, as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  3.1         -      Restated    Certificate   of  Incorporation
                                     (incorporated by  reference  to Exhibit 3.1
                                     to the  Company's  Registration   Statement
                                     on Form S-4, as amended (File No.333-50683)
                                     (the "Form S-4").

                  3.2         -      By-laws   (incorporated   by  reference  to
                                     Exhibit 3.2 to Form S-4).

                  3.3         -      Amended   and   Restated   Certificate   of
                                     Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Form
                                     10-K).

                  3.4         -      Certificate  of  Designations  of  Class  B
                                     Series 2 Preferred  Stock  of  the  Company
                                     (incorporated by reference to Exhibit 3.4 of the Form 10-K).

                  3.5         -      Certificate of Amendment to the Amended and
                                     Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Form 10-Q).

                  4.1         -      Indenture,   dated  as  of March 12,  1998,
                                     between  the  Company  and the  Bank of New
                                     York  (incorporated by reference to Exhibit
                                     4.1 to the Form S-4) (the "Indenture").



                  4.2         -      Form  of  12 3/4%  Series  A  and  Series B
                                     Senior Secured  Discount Notes, dated as of
                                     March 12, 1998 (incorporated by reference to Exhibit 4.2 to the Indenture).

                  4.3         -      Registration Rights Agreement, dated  as of
                                     March 12, 1998,  among  the  Company, Bear,
                                     Stearns & Co., Inc. and SBC Warburg  Dillon
                                     Read Inc. (incorporated by reference to Exhibit 4.3 to the Form S-4).

                  4.4         -      Registration Rights Agreement, dated  as of
                                     March 20, 1998, among the Company, American
                                     Industrial Partners Management Company,Inc.
                                     and Bear, Stearns & Co., Inc. (incorporated by reference to Exhibit 4.4 to the Form
                                     S-4).

                  4.5         -      Form   of   Certificate   of   Exchangeable
                                     Preferred Stock (incorporated by reference to Exhibit 4.5 to the Form S-4).



                  4.6         -     Form  of  Indenture between the Company and
                                     The Bank of New York  governing the 13 3/4%
                                     Subordinated   Notes  due  March  15,  2009
                                     (incorporated by reference to Exhibit 4.6 to the Form S-4).

                  4.8*        -      Share Incentive Plan.

                  5.1*        -      Opinion of Kramer Levin Naftalis &  Frankel
                                     LLP.

                  24.1*       -      Consent of Deloitte & Touche LLP.

                  24.2*       -      Consent  of Kramer Levin Naftalis & Frankel
                                     LLP (included in Exhibit 5.1).

                  25.1*       -      Power of  Attorney (included as part of the
                                     signature   pages   to  this   Registration
                                     Statement).
*Filed herein

Item 9.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To  include   any   prospectus  required  by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration


                           Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of January, 2001.

                                   SF HOLDINGS GROUP, INC.


                                   By: /s/ Hans H. Heinsen
                                          ----------------
                                   Name:   Hans H. Heinsen
                                   Title:  Senior Vice President,
                                           Chief Financial Officer and Treasurer
                                           (Principal Financial and Accounting
                                           Officer and Duly Authorized Officer)

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas Uleau and Hans Heinsen, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                                Title                                      Date

 /s/ Dennis Mehiel               Chairman of the Board of Directors and Chief             January 31, 2001
---------------------------      Executive Officer (principal executive
Dennis Mehiel                    officer)


 /s/ Thomas Uleau                President, Chief Operating Officer and                   January 31, 2001
---------------------------      Director
Thomas Uleau

 /s/ Hans Heinsen                Senior Vice President, Chief Financial                   January 31, 2001
---------------------------      Officer and Treasurer (Principal Financial
Hans Heinsen                     and Accounting Officer)


 /s/ Alfred B. DelBello          Vice Chairman                                            January 31, 2001
---------------------------
Alfred B. DelBello

 /s/ Gail Blanke                 Director                                                 January 31, 2001
---------------------------
Gail Blanke

 /s/ Edith Mehiel                Director                                                 January 31, 2001
---------------------------
Edith Mehiel

 /s/ John A. Catsimatidis        Director                                                 January 31, 2001
---------------------------
John A. Catsimatidis

 /s/ Chris Mehiel                Director                                                 January 31, 2001
---------------------------
Chris Mehiel

 /s/ Jerome T. Muldowney         Director                                                 January 31, 2001
---------------------------
Jerome T. Muldowney

 /s/ G. William Seawright        Director                                                 January 31, 2001
---------------------------
G. William Seawright

 /s/ Lowell P. Weicker, Jr.      Director                                                 January 31, 2001
---------------------------
Lowell P. Weicker, Jr.

 /s/ Alan D. Scheinkman          Director                                                 January 31, 2001
---------------------------
Alan D. Scheinkman